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                                                                    EXHIBIT 11.4


                            ALLEGIANCE TELECOM, INC.

                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                         Six Months Ended June 30, 1998

                      (In thousands, except share amounts)

                                          NUMBER OF SHARES     PERCENT OUTSTANDING   EQUIVALENT SHARES
                                          ----------------     -------------------   -----------------
1997 Common Stock Offering                       426                100.00%                     426
                                                                                       ------------
                                                                                                426

WEIGHTED AVERAGE SHARES OUTSTANDING                                                             426

NET LOSS APPLICABLE TO COMMON STOCK                                                    $    (34,550)

NET LOSS PER SHARE, BASIC AND DILUTED                                                  $ (81,103.29)
                                                                                       ============